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                                                                  EXHIBIT 10(vi)

                 (vi) Consulting Agreement between the Company and Chesterbrook Partners, Inc. dated October 13, 1995.


                           CONFIDENTIALITY AGREEMENT

BETWEEN:         VIRAGEN, INC.
                 2343 WEST 76TH STREET
                 HIALEAH, FLORIDA 33016
                 (HEREIN REFERRED TO AS THE "COMPANY")

                                      and

                 NED H. ELGART
                 PRESIDENT
                 CHESTERBROOK PARTNERS INC.
                 1499 W. PALMETTO PARK ROAD
                 SUITE 171
                 BOCA RATON, FL 33486
                 (HEREIN REFERRED TO AS "RECIPIENT")

         WHEREAS, the Company is engaged in the business of researching, developing, manufacturing, and marketing commercial applications of biotechnology and genetically engineered systems and/or products, including human leukocyte interferon; and

         WHEREAS, Recipient and the Company propose to engage in discussions regarding the Company's business activities and other issues under an consulting arrangement; and

         WHEREAS, it is desirable that the parties set forth their understanding as to any information of a confidential nature which may be disclosed by the Company to Recipient during the course of the proposed discussions, and for any agreement or arrangement that develops therefrom;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, each party to the other and other good and valuable consideration, the Company and Recipient hereby covenant and agree as follows:

         1. Recipient acknowledges that the proposed discussions and any agreement or arrangement that develops therefrom with the Company may involve disclosure by the Company to Recipient of confidential or secret information belonging to the Company and relating to its business, finances, operations, manufacturing, production, processes, marketing or to other
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matters (including, for example, scientific principles, ideas, inventions, trade-secrets, know-how, and business plans or other commercial information), whether or not written, in verbal form or otherwise, all of which would be of interest and of value to Recipient or third parties (the "Confidential Information").

         2. Recipient shall treat as confidential and, for greater certainty, but not so as to restrict the generality of the foregoing, shall not disclose or cause to be disclosed or publish or cause to be published, any of the Confidential Information and Recipient agrees to use the same degree of care to protect the Confidential Information he would employ with respect to his own information of like importance which it does not desire to have published or disseminated. Notwithstanding any of the foregoing, no restrictions shall be afforded to the Confidential Information if the Confidential Information:

                 (a) Is, at the time of disclosure to Recipient, known to him as evidenced by written documentation dated prior to such disclosure in the records of Recipient and Recipient promptly notifies the Company in writing of such written documented knowledge;

                 (b) Is or becomes publicly available through no wrongful or negligent act of Recipient;

                 (c) Is approved for release by prior written authorization of the Company.

                 (d) Is required to be disclosed by a United States or Federal or State Regulatory agency or by court order.

         If in the event Confidential Information is required to be disclosed under Section 2(d) of this Agreement, then the Recipient shall be obligated to give the Company the greater of 30 days (or the maximum allowable time as deemed by the agency or court) prior written notice of such disclosure requirement prior to the disclosure of any of the Confidential Information. If it is determined that one of the exceptions is available to certain of the Confidential Information, nevertheless the remainder of the Confidential Information shall continue to be subject to the requirements of this Agreement

         If Recipient believes that any portion of any Confidential Information falls within any of the above exceptions, Recipient will immediately give the Company written notice of such belief with substantiating evidence, at such time as it becomes known to Recipient. If it is determined that one





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of the exceptions is available to certain of the Confidential Information, nevertheless the remainder of the Confidential Information shall continue to be subject to the requirements of this Agreement.

         3. Recipient hereby acknowledges and agrees (i) that all Confidential Information contemplated by this Agreement is and shall remain notwithstanding its disclosure to Recipient the sole and exclusive property of the Company, and (ii) that the Company is disclosing the Confidential Information to Recipient SOLELY for the purpose of and with respect to the consulting arrangement described above. For greater certainty, in consideration of the disclosure to him of the Confidential Information, Recipient hereby agrees on his own behalf and on behalf of all other persons who may gain access through Recipient to such Confidential Information, not to make any use whatsoever of the Confidential Information except as stated in the immediately preceding sentence.

With respect to all Confidential Information, and all prototypes, samples, written materials, drawings and descriptions received by Recipient from the Company, at the discretion of the Company, Recipient agrees to (i) return all such Confidential Information promptly upon request from the Company or (ii) properly destroy the same at the request of the Company, together with all copies made thereof by Recipient. Upon request, Recipient shall send the Company a destruction certificate.

         4. No license under any patents or otherwise is granted or conveyed by the Company transmitting Confidential Information or other information to Recipient; nor shall such transmission constitute any representation, warranty, assurance, guaranty or inducement by the Company to Recipient with respect to infringement of patents or other rights of others.
In addition, Recipient agrees on his own behalf and that of those persons described in Section 3 of this Agreement, that he will promptly disclose in writing to the Company any and all inventions, discoveries, and improvements conceived or made by Recipient or other such persons stated above developed as a result of Recipient's receipt of Confidential Information or while providing his services and agrees to assign all interests therein to the Company whenever requested to do so by the Company and will execute or cause to be executed any and all applications, assignments, or other instruments and give testimony which the Company shall deem necessary to apply for and obtain copyrights and/or Letters of Patent of the United States or of any foreign country or to otherwise protect the Company's interests therein.

         5. Recipient covenants and agrees to indemnify the Company, its successors and assigns, from and against any and all losses, damages and expenses, including attorney's fees, which the Company may sustain or suffer





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by reason of the failure of Recipient to perform and observe the terms and provisions of this Agreement.

         6. The restriction contained in this Agreement shall continue for a period of ten (10) years from the date of the disclosure of the Confidential Information by the Company to Recipient.

         7. Any provision of either paragraph 2 or 3 hereof which is determined to be void and unenforceable shall be severable from all other provisions thereof and shall not be deemed to affect or impair the enforceability of any such other provisions.

         8. Recipient hereby agrees that all covenants contained herein on his part to be complied with are reasonable and valid and waives all defenses to the strict enforcement thereof by the Company.

         9. Recipient acknowledges that any violation of any of the provisions hereof may result in immediate and irreparable damage to the Company and agrees that in the event of such violation the Company shall, in addition to any other right, relief or remedy available at law, be entitled to any equitable relief including injunction that any court of competent jurisdiction may deem just and proper. Resort to such equitable remedies are cumulative to other remedies that may be sought.

         10. The provisions hereof shall inure to the benefit of the successors of the parties hereto. This Agreement shall not be assignable, in whole or in part, by Recipient.

         11. Recipient hereby acknowledges having read and understood the foregoing and the implications thereof and agrees to indemnify and hold the Company harmless for any liability or claim imposed upon or made against the Company arising from or out of Recipient's failure to comply with the terms and conditions of the Agreement. Recipient acknowledges receipt of a duly executed copy of this Agreement.

         12. All notices herein shall be deemed to have been duly given upon the certified or registered mailing thereof, post-paid, to the party entitled thereto at the following addresses, unless such addresses are changed by written notice.

         VIRAGEN, INC.
         2343 West 76th Street
         Hialeah, Florida 33016
         Attention: Gerald Smith, President





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         Copy to:

         James Schneider, Esq.
         ATLAS, PEARLMAN, TROP AND BORKSON P.A.
         2650 North Military Trail, Suite 230
         Boca Raton, Florida 33431

         Copy to:

         Ned H. Elgart
         President
         Chesterbrook Partners Inc.
         1499 W. Palmetto Park Road
         Suite 171
         Boca Raton, FL 33486

         13. This Agreement shall be a continuing agreement between the parties with respect to any particular item of Confidential Information.





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         14.     This Agreement shall be governed by and interpreted in
accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 13th day of October, 1995.


                                 VIRAGEN, INC.


                             By:
                                 ---------------------------------------------
                                 GERALD SMITH
                                 President


                                 CHESTERBROOK PARTNERS INC.


                             By:
                                 ---------------------------------------------
                                 NED H. ELGART
                                 Individually, and as President





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